Filed Pursuant To Rule 433 Registration No. 333-180974 May 19, 2014

Asset Allocation Model Portfolios with SPDR® ETFs

Created by SPDR ETF Sales Strategy Group

IBG-11563 spdrs.com

Table of Contents

Objective

Current Portfolio Proposed Portfolio # 1 Proposed Portfolio # 2

Regional Emerging Market Analysis Standard Performance Appendix A: Important Disclosures

IBG-11563 The information contained in this document is current as of the date presented unless otherwise noted.

p. 2

Objective

Create a portfolio allocation of ETFs;

That maintains diversification among asset classes and exposures

– Create a portfolio using current asset class and market exposures

– Create a portfolio using current asset class exposures

That is tax efficient based on capital gains and dividend income distributions

Is comprised of liquid products to account for existing non-liquid positions

– Create an allocation that compliments the existing Hedge Fund positions

Maintains a 9% risk budget overall

IBG-11563 Diversification does not ensure a profit or guarantee against loss. p. 3

Current Portfolio

Current Portfolio Allocations

Hedge Fund and Real Asset Allocations: 49.09%

Cash, Fixed Income & Public Equity Allocations: 50.91%

– Cash Allocation within Non-Hedge Fund Sleeve: 10.37%

– Public Equity Allocation within Non-Hedge Fund Sleeve: 74.91%

– Fixed Income Allocation within Non-Hedge Fund Sleeve: 14.71%

Current Portfolio Allocations % as of 3/31/14 % of Non-Hedge Fund Cash 5.28% 10.37%

Fixed Income 15.55 30.53

Global Unhedged 5.48 10.76 Muni Bonds 2.01 3.95 Domestic Taxable 8.05 15.81

Public Equity 30.09 59.10

Domestic Equity 10.40 20.43 International Developed 4.81 9.45 Emerging Markets 14.88 29.22

Hedge Funds 29.52

Private Equity 12.08 Venture Capital 5.03 Buyout 7.05 Real Assets 7.49 Real Estate 6.60 Commodities 0.89%

100.00%

IBG-11563 Allocations are as of the date indicated, are subject to change, and should not be relied upon as current thereafter.

p. 4

Proposed SPDR ETF Portfolios

Portfolio 1 Allocations

Use Below Allocations for the 51% Non-Hedge Fund Allocation Maintain Asset Class and Market Exposures

Cash Public Equity

ULST SPDR SSgA Ultra Short Term Bond 10.00% Domestic Equity

SPYG SPDR S&P 500 Growth 10.0% Fixed Income MDY SPDR S&P MidCap 400 5.0% Global Unhedged SLY SPDR S&P 600 Small Cap 5.0% SPDR Barclays Short Term International BWZ 5.00% Treasury Bond IBND SPDR Barclays International Corporate Bond 5.00% International Developed GWL SPDR S&P World ex-US 6.0% Muni Bonds GWX SPDR S&P International Small Cap 2.0% TFI SPDR Nuveen Barclays Municipal Bond 1.00% SPDR Nuveen Barclays Short Term

HYMB 2.00% Emerging Markets

Municipal Bond

SPDR Nuveen Barclays California

CXA 2.00% GMF SPDR S&P Emerging Asia Pacific 15.0% Municipal Bond GUR SPDR S&P Emerging Europe 3.0% Domestic Taxable GML SPDR S&P Emerging Latin America 6.0% SPDR S&P Emerging Middle East & TLO SPDR Barclays Intermediate Term Treasury 7.00% GAF 3.0% Africa SCPB SPDR Barclays Short Term Corporate Bond 4.00% FLRN SPDR Barclays Investment Grade Floating Rate 4.00% Commodity GLD SPDR Gold Shares 5.0%

Source: SSgA, Bloomberg L.P. as of April 30, 2014 Past performance is not a guarantee of future results.

Allocations and Weights are as of the date indicated, are subject to change, and should not be relied upon as current thereafter

The model portfolio shown was created by SPDR ETF Sales Strategy Group. Methodology is Weighted Average. The model portfolio performance does not reflect actual trading and does not reflect the impact that material economic and market factors may have had on SSgAs decision-making. The results shown were achieved by means of a mathematical formula.

IBG-11563 Please see the Appendix for additional disclosure. p. 5

Proposed SPDR ETF Portfolios

Portfolio 1 Rationale of Allocations

Cash: ULST

Rationale: Actively managed cash ETF that provides a higher yield than money market funds with a similar credit rating

- Current SEC Yield as of 4/30/14: 0.31%

- Average Moody’s Credit Rating: A1

Taxable Fixed Income: BWZ, IBND, TLO, SCPB, FLRN

Rationale: Global and domestic allocations constructed as a “barbelled” approach.

- Offers exposure on the long and short end of the curve.

- Natural rebalancing between the two ends will create tax loss harvesting opportunities.

- TLO for the long end curve option earns interest from Treasury securities that are exempt at the state level.

Municipal Bonds: TFI, HYMB, CXA

Rationale: Municipal bonds are exempt from federal taxes so a higher allocation was given to high yield muni’s.

- HYMB offers an attractive SEC yield of 4.82% (TEY = 8.52%) as of 04/30/14.

- CXA provides tax relief at both the state and federal level.

- TFI provides broad market municipal bond exposure and carries a yield of 2.17% as of 4/30/14

- TFI’s tax equivalent yield (TEY) of 3.83% is higher than the Barclays US Aggregate Index with similar average credit ratings AA vs AA+

Source: SSgA, Bloomberg L.P. as of April 30, 2014 IBG-11563 Past performance is not a guarantee of future results

p. 6

Proposed SPDR ETF Portfolios

Portfolio 1 Rationale of Allocations

Domestic Equity: SPYG, MDY, SLY

Rationale: Use a higher allocation to mid and small cap index ETFS that can offer a lower tax profile than the S&P 1500.

- The five year average dividend per share for MDY and SLY were lower than the S&P 1500 Index.

- Allocated towards large cap growth assets which have historically shown to pay lower dividends.

- SPYG vs SPY five year average dividend per share .80 vs 3.48.

International Developed: GWL, GWX

Rationale: Broad international market with a higher allocation to small cap stocks compared to the MSCI World IMI Index.

- Small cap stocks have historically shown lower tendencies to pay dividends.

Emerging Market: Regional Emerging Market ETFs: GMF, GUR, GML, GAF

Rationale: Opposed to using a broad market EM ETF, exposures are obtained with regional S&P Emerging Market ETFs.

- The actual weights for the regions of the S&P Emerging BMI Index were used to construct the holding percentages for the regional ETFs in order to offer the intended emerging market coverage.

- Using a modular approach for the emerging market exposure allows for tax lass harvesting at rebalancing while maintaining exposure to the sector.

Gold: GLD

Rationale: GLD is a tax efficient asset in that it does not pay any income or capital gain distributions. A tax event only occurs when an investor sells GLD for which gains are taxed at the collectible rate of 28% for a standard US resident .

Source: SSgA, Bloomberg L.P. as of April 30, 2014

IBG-11563 Past performance is not a guarantee of future results p. 7

Proposed SPDR ETF Portfolios

Portfolio 1

Net Expense Weighted ETF Name Weights Ratio Expense Ratio

ULST SPDR SSgA Ultra Short Term Bond 10.00% 0.20% 0.02% BWZ SPDR Barclays Short Term International Treasury Bond 5.00 0.35 0.02 IBND SPDR Barclays International Corporate Bond 5.00 0.55 0.03 TFI SPDR Nuveen Barclays Municipal Bond 1.00 0.23 0.00 HYMB SPDR Nuveen Barclays Short Term Municipal Bond 2.00 0.45 0.01 CXA SPDR Nuveen Barclays California Municipal Bond 2.00 0.20 0.00 TLO SPDR Barclays Intermediate Term Treasury 7.00 0.14 0.01 SCPB SPDR Barclays Short Term Corporate Bond 4.00 0.13 0.01 FLRN SPDR Barclays Investment Grade Floating Rate 4.00 0.15 0.01 SPYG SPDR S&P 500 Growth 10.00 0.20 0.02 MDY SPDR S&P MidCap 400 5.00 0.25 0.01 SLY SPDR S&P 600 Small Cap 5.00 0.20 0.01 GWL SPDR S&P World ex-US 6.00 0.34 0.02 GWX SPDR S&P International Small Cap 2.00 0.59 0.01 GMF SPDR S&P Emerging Asia Pacific 15.00 0.59 0.09 GUR SPDR S&P Emerging Europe 3.00 0.59 0.02 GML SPDR S&P Emerging Latin America 6.00 0.59 0.04 GAF SPDR S&P Emerging Middle East & Africa 3.00 0.59 0.02 GLD SPDR Gold Shares 5.00 0.40 0.02

100.00% 0.36%

Source: SSgA, Bloomberg L.P. as of April 30, 2014 Past performance is not a guarantee of future results.

Allocations and Weights are as of the date indicated, are subject to change, and should not be relied upon as current thereafter

The model portfolio shown was created by SPDR ETF Sales Strategy Group. Methodology is Weighted Average. The model portfolio performance does not reflect actual trading and does not reflect the impact that material economic and market factors may have had on SSgAs decision-making. The results shown were achieved by means of a mathematical formula.

IBG-11563 Please see the Appendix for additional disclosure. p. 8

Proposed SPDR ETF Portfolios

Portfolio 1

Barclays US

Fixed Income Portfolio Aggregate +/-

Option Adjusted

Duration 5.3 5.71 -0.41 Option Adjusted Spread 43.37 43.6 -0.23 Yield to Worst 1.71 2.21 -0.5 Bloomberg Composite AA- AA+ Average Maturity 8.5 11.41 -2.91

Equity Portfolio MSCI ACWI +/-

Price to Earnings 16.28 17.03 -0.75 Price to Book 1.88 2.05 -0.17 Return on Equity 18.41 19.58 -1.17 Dividend Yield 2.37 2.48 -0.11 Average Market Cap 44.95 88.44 -43.49

Risk budget per Bloomberg Risk Model less than 9%

Source: SSgA, Bloomberg L.P. as of April 30, 2014 Past performance is not a guarantee of future results.

Allocations and Weights are as of the date indicated, are subject to change, and should not be relied upon as current thereafter

The model portfolio shown was created by SPDR ETF Sales Strategy Group. Methodology is Weighted Average. The model portfolio performance does not reflect actual trading and does not reflect the impact that material economic and market factors may have had on SSgAs decision-making. The results shown were achieved by means of a mathematical formula.

IBG-11563 Please see the Appendix for additional disclosure. p. 9

GLD SPDR Gold ULST SPDR SSgA Ultra Short Term Bond, 10.00% Shares, 5.00% BWZ SPDR Barclays Short Term International GAF SPDR S&P Emerging Middle Treasury Bond, 5.00%3 East & Africa, 3.00% GML SPDR S&P Emerging Latin IBND SPDR Barclays International America, 6.00% Corporate Bond, 5.00% GUR SPDR S&P Emerging Europe, 3.00% TFI SPDR Nuveen Barclays Municipal Bond, 1.00%

HYMB SPDR Nuveen Barclays GMF SPDR S&P Emerging Short Term Municipal Bond, 2.00% Asia Pacific, 15.00% CXA SPDR Nuveen Barclays California Municipal Bond, 2.00%

TLO SPDR Barclays Intermediate Term Treasury, 7.00% GWX SPDR S&P International Small Cap, 2.00% SCPB SPDR Barclays Short Term GWL SPDR S&P World Corporate Bond, 4.00% ex-US, 6.00% FLRN SPDR Barclays Investment Grade SLY SPDR S&P 600 Floating Rate, 4.00% Small Cap, 5.00%

SPYG SPDR S&P 500 MDY SPDR S&P

Growth, 10.00% MidCap 400, 5.00%

Proposed SPDR ETF Portfolios

Portfolio 2 Allocations

Use Below Allocations for the 51% Non-Hedge Fund Allocation Maintain Asset Exposures

Cash Public Equity

ULST SPDR SSgA Ultra Short Term Bond 10.00% Domestic Equity

SPYG SPDR S&P 500 Growth 12.5% Fixed Income MDY SPDR S&P MidCap 400 8.0% Municipal Bonds SLY SPDR S&P 600 Small Cap 8.0%

TFI SPDR Nuveen Barclays Municipal Bond 5.0%

HYMB SPDR Nuveen Barclays Short Term Municipal Bond 8.0% International Developed

SHM SPDR Nuveen Barclays Short Term Municipal Bond 3.0% GWL SPDR S&P World ex-US 9.0% CXA SPDR Nuveen Barclays California Municipal Bond 5.0% DGT SPDR Global Dow 4.0% GWX SPDR S&P International Small Cap 4.0%

US Treasury Emerging Markets

TLO SPDR Barclays Intermediate Term Treasury 2.0% GMF SPDR S&P Emerging Asia Pacific 5.0% ITE SPDR Barclays Intermediate Term Treasury 5.0% GUR SPDR S&P Emerging Europe 1.0% SST SPDR Barclays Short Term Treasury 2.0% GML SPDR S&P Emerging Latin America 1.5% SPDR S&P Emerging Middle East & GAF Africa 1.0%

Commodity

GLD SPDR Gold Shares 5.0%

Source: SSgA, Bloomberg L.P. as of April 30, 2014 Past performance is not a guarantee of future results.

Allocations and Weights are as of the date indicated, are subject to change, and should not be relied upon as current thereafter

The model portfolio shown was created by SPDR ETF Sales Strategy Group. Methodology is Weighted Average. The model portfolio performance does not reflect actual trading and does not reflect the impact that material economic and market factors may have had on SSgAs decision-making. The results shown were achieved by means of a mathematical formula.

IBG-11563 Please see the Appendix for additional disclosure. p. 10

Proposed SPDR ETF Portfolios

Portfolio 2 Rationale of Allocations

Cash: ULST

Rationale: Actively managed cash ETF that provides a higher yield than money market funds with a similar credit rating

- Current SEC Yield as of 4/30/14: 0.31%

- Average Moody’s Credit Rating: A1

Fixed Income: TFI, HYMB, SHM, CXA, TLO, ITE, SST

Rationale: The fixed income allocation has only exposures which are considered tax exempt at the state or federal level

- US Treasuries and Municipal Bonds allocated to exclusively.

- US Treasury allocation creates a “humped barbell” interest rate curve with equal allocations to the long and short end of the curve with a higher intermediate percentage

- Natural rebalancing between the two ends will create tax loss harvesting opportunities. .

- HYMB offers an attractive SEC yield of 4.82% (TEY = 8.52%) as of 04/30/14.

- CXA provides tax relief at both the state and federal level.

- Yield, duration, and average credit rating of fixed income allocation are similar compared to the Barclays US Aggregate Index.

Gold: GLD

Rationale: GLD is a tax efficient asset in that it does not pay any income or capital gain distributions. A tax event occurs when an investor sells GLD for which gains are taxed at the collectible rate of 28% for a standard US resident .

Source: SSgA, Bloomberg L.P. as of April 30, 2014 IBG-11563 Past performance is not a guarantee of future results

p. 11

Proposed SPDR ETF Portfolios

Portfolio 2 Rationale of Allocations

Domestic Equity: SPYG, MDY, SLY

Rationale: Use a higher allocation to mid and small cap index ETFS that can offer a lower tax profile than the S&P 1500.

- The five year average dividend per share for both MDY and SLY were lower than the S&P 1500 Index.

- Allocated towards large cap growth assets which have historically paid lower dividends.

- SPYG vs SPY five year average dividend per share .80 vs 3.48.

International Developed: GWL, GWX, DGT

Rationale: Broad international market with a higher allocation to small cap stocks compared to the MSCI World IMI Index.

- Small cap stocks have historically shown lower tendencies to pay dividends.

Emerging Market: Regional Emerging Market ETFs: GMF, GUR, GML, GAF

Rationale: Opposed to using a broad market EM ETF, exposures are obtained with regional S&P Emerging Market ETFs.

- The actual weights for the regions of the S&P Emerging BMI Index were used to construct the holding percentages for the regional ETFs in order to offer the intended emerging market coverage.

- Using a modular approach for the emerging market exposure allows for tax lass harvesting at rebalancing while maintaining exposure to the sector.

Source: SSgA, Bloomberg L.P. as of April 30, 2014 IBG-11563 Past performance is not a guarantee of future results

12

Proposed SPDR ETF Portfolios

Portfolio 2

Net Expense Weighted Expense ETF Name Weights Ratio Ratio

ULST SPDR SSgA Ultra Short Term Bond 11.00% 0.20% 0.02% TFI SPDR Nuveen Barclays Municipal Bond 5.00 0.23 0.01 HYMB SPDR Nuveen Barclays Short Term Municipal Bond 8.00 0.45 0.04 SHM SPDR Nuveen Barclays Short Term Municipal Bond 3.00 0.20 0.01 CXA SPDR Nuveen Barclays California Municipal Bond 5.00 0.20 0.01 TLO SPDR Barclays Intermediate Term Treasury 2.00 0.14 0.00 ITE SPDR Barclays Intermediate Term Treasury 5.00 0.14 0.01 SST SPDR Barclays Short Term Treasury 2.00 0.12 0.00 GMF SPDR S&P Emerging Asia Pacific 5.00 0.59 0.03 GUR SPDR S&P Emerging Europe 1.00 0.59 0.01 GML SPDR S&P Emerging Latin America 1.50 0.59 0.01 GAF SPDR S&P Emerging Middle East & Africa 1.00 0.59 0.01 SPYG SPDR S&P 500 Growth 12.50 0.20 0.03 MDY SPDR S&P MidCap 400 8.00 0.25 0.02 SLY SPDR S&P 600 Small Cap 8.00 0.20 0.02 GWL SPDR S&P World ex-US 9.00 0.34 0.03 DGT SPDR Global Dow 4.00 0.50 0.02 GWX SPDR S&P International Small Cap 4.00 0.59 0.02 GLD SPDR Gold Shares 5.00 0.40 0.02

100.00% 0.30%

Source: SSgA, Bloomberg L.P. as of April 30, 2014 Past performance is not a guarantee of future results.

Allocations and Weights are as of the date indicated, are subject to change, and should not be relied upon as current thereafter

The model portfolio shown was created by SPDR ETF Sales Strategy Group. Methodology is Weighted Average. The model portfolio performance does not reflect actual trading and does not reflect the impact that material economic and market factors may have had on SSgAs decision-making. The results shown were achieved by means of a mathematical formula.

IBG-11563 Please see the Appendix for additional disclosure. p. 13

Proposed SPDR ETF Portfolios

Portfolio 2

Barclays US

Fixed Income Portfolio Aggregate +/-

Option Adjusted

Duration 5.74 5.71 0.03 Option Adjusted Spread 58.60 43.6 15.00 Yield to Worst 2.44 2.21 0.23 Bloomberg Composite AA- AA+ Average Maturity 9.77 11.41 -1.64

Equity Portfolio MSCI ACWI +/-

Price to Earnings 19.64 17.03 2.61 Price to Book 2.05 2.05 -0.01 Return on Equity 17.92 19.58 -1.66 Dividend Yield 2.08 2.48 -0.40 Average Market Cap 50.263 88.44 -38.17

Risk budget per Bloomberg Risk Model less than 9%

GLD SPDR Gold Shares, 5.00%

ULST SPDR SSgA Ultra Short Term Bond, 11.00%

GWX SPDR S&P International

Small Cap, 4.00% TFI SPDR Nuveen Barclays Municipal Bond, 5.00% DGT SPDR Global Dow, 4.00%

HYMB SPDR Nuveen Barclays GWL SPDR S&P Short Term Municipal Bond, 8.00% World ex-US, 9.00% SHM SPDR Nuveen Barclays Short Term Municipal Bond, 3.00% SLY SPDR S&P 600 CXA SPDR Nuveen Barclays Small Cap, 8.00% California Municipal Bond, 5.00% TLO SPDR Barclays Intermediate Term Treasury, 2.00% ITE SPDR Barclays Intermediate Term Treasury, 5.00% MDY SPDR S&P

MidCap 400, 8.00% SST SPDR Barclays Short Term Treasury, 2.00%

SPYG SPDR S&P 500 GMF SPDR S&P Emerging Growth, 12.50% Asia Pacific, 5.00% GUR SPDR S&P Emerging Europe, 1.00% GML SPDR S&P Emerging Latin America, 1.50% GAF SPDR S&P Emerging Middle East & Africa, 1.00%

Source: SSgA, Bloomberg L.P. as of April 30, 2014 Past performance is not a guarantee of future results.

Allocations and Weights are as of the date indicated, are subject to change, and should not be relied upon as current thereafter

The model portfolio shown was created by SPDR ETF Sales Strategy Group. Methodology is Weighted Average. The model portfolio performance does not reflect actual trading and does not reflect the impact that material economic and market factors may have had on SSgAs decision-making. The results shown were achieved by means of a mathematical formula.

IBG-11563 Please see the Appendix for additional disclosure. p. 14

Regional Emerging Market Analysis

Regional weighted emerging portfolio versus S&P Emerging BMI Index

– Rebalanced semiannually to regional weights within the S&P Emerging BMI Index

– Analyzed portfolio from 12/31/10 – 4/30/14

Average regional ETF weights during period analyzed:

GMF SPDR S&P Asia Pacific Emerging ETF: 55.33% GUR SPDR S&P Europe Emerging ETF: 11.23% GAF SPDR Mid-East and Africa ETF: 9.24% GML SPDR S&P Latin America ETF: 24.20%

Current Index Regional Weights as of 4/30/14:

S&P Latin America BMI Index 22.30% S&P Mid-East Africa BMI Index 11.18% S&P Asia Pacific Emerging BMI Index 58.24% S&P European Emerging BMI Capped Index 8.27%

Portfolio Analyzed for:

– Return differences versus S&P Emerging BMI Index from 12/31/2010 to 4/30/14’

– Country exposures and risk profile of regional weighted ETF portfolio versus Index

– Return, country, and exposure differences versus an equal weighted regional ETF portfolio

– An equal weighted regional allocation will offer more opportunities for tax loss harvesting

– However, the equal weighted allocation will have significant over/underweights to the index due to the large allocation towards the Asia Pacific region in the index.

Source: SSgA, Bloomberg L.P. as of April 30, 2014 Past performance is not a guarantee of future results.

Allocations and Weights are as of the date indicated, are subject to change, and should not be relied upon as current thereafter

The model portfolio shown was created by SPDR ETF Sales Strategy Group. Methodology is Weighted Average. The model portfolio performance does not reflect actual trading and does not reflect the impact that material economic and market factors may have had on SSgAs decision-making. The results shown were achieved by means of a mathematical formula.

IBG-11563 Please see the Appendix for additional disclosure. p. 15

Regional Emerging Market Analysis

Performance of regional weighted emerging portfolio versus S&P Emerging BMI Index

– Portfolio rebalanced semiannually

– Period analyzed 12/31/2010 – 4/30/14

Source: SSgA, Bloomberg L.P. as of April 30, 2014 Past performance is not a guarantee of future results.

Allocations and Weights are as of the date indicated, are subject to change, and should not be relied upon as current thereafter

The model portfolio shown was created by SPDR ETF Sales Strategy Group. Methodology is Weighted Average. The model portfolio performance does not reflect actual trading and does not reflect the impact that material economic and market factors may have had on SSgAs decision-making. The results shown were achieved by means of a mathematical formula.

IBG-11563 Please see the Appendix for additional disclosure. p. 16

Regional Emerging Market Analysis

Exposures of regional weighted emerging portfolio versus equal weighted regional portfolio

– Portfolio rebalanced semiannually

– Period analyzed 12/31/2010 – 4/30/14

– Bloomberg risk model used to calculate factor exposures and risk profile

Source: SSgA, Bloomberg L.P. as of April 30, 2014 Past performance is not a guarantee of future results.

Allocations and Weights are as of the date indicated, are subject to change, and should not be relied upon as current thereafter

The model portfolio shown was created by SPDR ETF Sales Strategy Group. Methodology is Weighted Average. The model portfolio performance does not reflect actual trading and does not reflect the impact that material economic and market factors may have had on SSgAs decision-making. The results shown were achieved by means of a mathematical formula.

IBG-11563 Please see the Appendix for additional disclosure. p. 17

Regional Emerging Market Analysis

Performance of regional weighted emerging portfolio versus equal weighted regional portfolio

– Portfolios rebalanced semiannually

– Period analyzed 12/31/2010 – 4/30/14

– EMRegion1 = Regional weighted

– EMR2 = Equal weighted

Source: SSgA, Bloomberg L.P. as of April 30, 2014 Past performance is not a guarantee of future results.

Allocations and Weights are as of the date indicated, are subject to change, and should not be relied upon as current thereafter

The model portfolio shown was created by SPDR ETF Sales Strategy Group. Methodology is Weighted Average. The model portfolio performance does not reflect actual trading and does not reflect the impact that material economic and market factors may have had on SSgAs decision-making. The results shown were achieved by means of a mathematical formula.

IBG-11563 Please see the Appendix for additional disclosure. p. 18

Regional Emerging Market Analysis

Exposures of regional weighted emerging portfolio versus S&P Emerging BMI Index

– Portfolios rebalanced semiannually

– Period analyzed 12/31/2010 – 4/30/14

– Bloomberg risk model used to calculate factor exposures and risk profile

Source: SSgA, Bloomberg L.P. as of April 30, 2014 Past performance is not a guarantee of future results.

Allocations and Weights are as of the date indicated, are subject to change, and should not be relied upon as current thereafter

The model portfolio shown was created by SPDR ETF Sales Strategy Group. Methodology is Weighted Average. The model portfolio performance does not reflect actual trading and does not reflect the impact that material economic and market factors may have had on SSgAs decision-making. The results shown were achieved by means of a mathematical formula.

IBG-11563 Please see the Appendix for additional disclosure. p. 19

Standard Performance — SPDR ETFs

GROSS EXPENSE INCEPTION CUMULATIVE ANNUALIZED ANNUALIZED ANNUALIZED ANNUALIZED SINCE TICKER NAME RATIO PERFORMANCE DATE YTD 1YR 3YR 5YR 10YR INCEPTION

SPYG SPDR S&P 500 Growth ETF 0.2% NAV 09/25/2000 1.34% 22.80% 15.12% 21.99% 7.59% 0.09% MARKET VALUE Market Value 09/25/2000 1.29% 22.85% 15.12% 22.08% 7.59% 0.09% S&P 500 Growth Index Primary Benchmark 09/25/2000 1.39% 23.12% 15.39% 21.10% 7.52% 2.00% MDY SPDR S&P MIDCAP 400 ETF 0.25% NAV 05/04/1995 2.96% 20.89% 13.05% 24.46% 9.82% 12.29% MARKET VALUE Market Value 05/04/1995 2.89% 20.94% 13.03% 24.54% 9.83% 12.29% S&P MidCap 400 Index Primary Benchmark 05/04/1995 3.04% 21.24% 13.37% 24.86% 10.14% 12.68% SLY SPDR S&P 600 Small Cap ETF 0.2% NAV 11/08/2005 1.10% 27.51% 15.78% 27.97% N/A 10.47% MARKET VALUE Market Value 11/08/2005 1.29% 27.53% 15.85% 28.08% N/A 10.49% S&P SmallCap 600 Index Primary Benchmark 11/08/2005 1.13% 27.81% 15.95% 26.21% 10.11% 9.47% GLD SPDR Gold Shares 0.4% NAV 11/18/2004 7.41% -19.51% -3.92% 6.68% N/A 11.68% MARKET VALUE Market Value 11/18/2004 6.40% -19.97% -4.02% 6.48% N/A 11.45% Gold Primary Benchmark 11/18/2004 7.24% -19.18% -3.53% 7.10% N/A 12.13% DGT SPDR Global Dow ETF 0.5% NAV 09/25/2000 1.11% 20.87% 7.07% 13.80% 3.85% 0.77% MARKET VALUE Market Value 09/25/2000 0.92% 20.74% 6.99% 13.79% 3.85% 0.76% Global Dow Primary Benchmark 11/09/2008 1.16% 21.26% 7.01% 15.66% N/A N/A GWL SPDR S&P World ex-US ETF 0.34% NAV 04/20/2007 0.95% 15.44% 6.05% 15.82% N/A 0.93% MARKET VALUE Market Value 04/20/2007 0.24% 14.98% 5.79% 15.69% N/A 0.95% S&P Developed Ex-US BMI Index Primary Benchmark 12/31/2001 1.10% 16.67% 6.26% 16.72% N/A 1.13% GWX SPDR S&P International Small Cap ETF 0.59% NAV 04/20/2007 2.14% 14.97% 5.62% 19.23% N/A 1.90% MARKET VALUE Market Value 04/20/2007 0.89% 14.18% 5.46% 19.17% N/A 1.85% S&P Developed Ex-US Under USD2 Billion Primary Benchmark 12/31/2001 3.02% 16.06% 4.89% 18.55% 7.79% 1.12% GMF SPDR S&P Emerging Asia Pacific ETF 0.59% NAV 03/20/2007 0.33% 3.47% -0.66% 14.75% N/A 5.88% MARKET VALUE Market Value 03/20/2007 -0.04% 3.50% -0.69% 14.64% N/A 5.90% S&P Asia Pacific Emerging BMI Index Primary Benchmark 12/31/1997 0.83% 4.66% 0.38% 16.07% N/A 6.15% GUR SPDR S&P Emerging Europe ETF 0.59% NAV 03/20/2007 -7.70% -7.93% -9.86% 12.46% N/A -3.55% MARKET VALUE Market Value 03/20/2007 -8.40% -8.17% -9.99% 12.45% N/A -3.59% S&P European Emerging BMI Capped Index Primary Benchmark 12/31/1997 -8.68% -9.27% -9.86% 14.11% 5.40% -3.49% GML SPDR S&P Emerging Latin America ETF 0.59% NAV 03/20/2007 -1.47% -15.22% -9.53% 11.33% N/A 3.13% MARKET VALUE Market Value 03/20/2007 -2.07% -15.42% -9.64% 11.28% N/A 3.07% S&P Latin America BMI Index Primary Benchmark 12/31/1997 -0.53% -14.63% -8.40% 12.42% N/A 4.27% GAF SPDR S&P Emerging Middle East & Africa ETF 0.59% NAV 03/20/2007 4.51% 8.44% 0.82% 14.84% N/A 5.51% MARKET VALUE Market Value 03/20/2007 3.17% 7.62% 0.77% 14.47% N/A 5.40% S&P Mid-East and Africa BMI Index Primary Benchmark 12/31/1997 4.75% 8.87% 1.29% 15.26% N/A 6.29%

Source: SSgA, as of March 31, 2014

Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. All results are historical and assume the reinvestment of dividends and capital gains. Visit www.spdrs.com for most recent month-end performance.

The calculation method for value added returns may show rounding differences. Index returns are unmanaged and do not reflect the deduction of any fees or expenses.

Index returns reflect all items of income, gain and loss and the reinvestment of dividends and other income. It is not possible to invest in an index. p. 20

IBG-11563

Standard Performance — SPDR ETFs

GROSS EXPENSE INCEPTION CUMULATIVE ANNUALIZED ANNUALIZED ANNUALIZED ANNUALIZED SINCE TICKER NAME RATIO PERFORMANCE DATE YTD 1YR 3YR 5YR 10YR INCEPTION

BWZ SPDR Barclays Short Term International Treasury Bond ETF 0.35% NAV 01/15/2009 0.84% 2.01% -0.75% 3.03% N/A 2.69% MARKET VALUE Market Value 01/15/2009 0.67% 1.90% -1.04% 2.98% N/A 2.67% Barclays 1-3 Year Global Treasury ex-US Capped Index Primary Benchmark 01/05/2009 0.91% 2.35% -0.38% 3.43% N/A 3.17% IBND SPDR Barclays International Corporate Bond ETF 0.55% NAV 05/19/2010 2.05% 10.27% 5.11% N/A N/A 7.68% MARKET VALUE Market Value 05/19/2010 1.94% 10.71% 5.18% N/A N/A 7.76% Barclays Global Aggregate ex-USD >$1B: Corporate Bond Index Primary Benchmark 05/19/2010 2.17% 10.64% 5.46% N/A N/A 8.16% TLO SPDR Barclays Long Term Treasury ETF 0.1345% NAV 05/23/2007 7.07% -4.29% 8.21% 4.71% N/A 7.35% MARKET VALUE Market Value 05/23/2007 7.14% -4.20% 8.29% 4.66% N/A 7.35% Barclays Long US Treasury Index Primary Benchmark 03/01/1994 7.10% -4.18% 8.34% 4.81% 6.12% 7.43% CXA SPDR Nuveen Barclays California Municipal Bond ETF 0.2% NAV 10/10/2007 3.81% 0.52% 7.74% 6.46% N/A 5.19% MARKET VALUE Market Value 10/10/2007 4.46% 0.42% 7.59% 6.23% N/A 5.17% Barclays Managed Money Municipal California Index Primary Benchmark 10/10/2007 3.89% 0.43% 7.51% 6.46% N/A 5.27% TFI SPDR Nuveen Barclays Municipal Bond ETF 0.3% NAV 09/11/2007 3.28% -0.29% 5.53% 5.11% N/A 4.55% MARKET VALUE Market Value 09/11/2007 3.59% -0.07% 5.62% 4.90% N/A 4.55% Barclays Municipal Managed Money Index Primary Benchmark 09/11/2007 3.28% 0.25% 5.91% 5.45% N/A 4.93% SHM SPDR Nuveen Barclays Short Term Municipal Bond ETF 0.2% NAV 10/10/2007 0.23% 0.65% 1.78% 2.03% N/A 2.95% MARKET VALUE Market Value 10/10/2007 0.04% 0.54% 1.90% 1.98% N/A 2.95% Barclays Managed Money Municipal Short Term Index Primary Benchmark 10/10/2007 0.31% 0.92% 2.07% 2.41% N/A 3.40% HYMB SPDR Nuveen S&P High Yield Municipal Bond ETF 0.5% NAV 04/13/2011 6.51% -2.29% N/A N/A N/A 8.38% MARKET VALUE Market Value 04/13/2011 7.99% -1.95% N/A N/A N/A 8.40% S&P Municipal Yield Index Primary Benchmark 09/07/2010 5.59% -0.82% 9.17% N/A N/A 9.18% SST SPDR Barclays Short Term Treasury ETF 0.12% NAV 11/30/2011 0.22% -0.17% N/A N/A N/A 0.38% MARKET VALUE Market Value 11/30/2011 0.10% -0.21% N/A N/A N/A 0.34% Barclays 1-5 Year US Treasury Index Primary Benchmark 05/19/1997 0.24% -0.06% 1.44% 1.64% 2.97% 0.50% SCPB SPDR Barclays Short Term Corporate Bond ETF 0.1245% NAV 12/16/2009 0.44% 1.42% 2.11% N/A N/A 2.26% MARKET VALUE Market Value 12/16/2009 0.44% 1.40% 2.09% N/A N/A 2.29% Barclays US 1-3 Year Corporate Bond Index Primary Benchmark 03/30/2004 0.51% 1.73% 2.53% 5.07% 3.80% 2.94% ULST SPDR SSgA Ultra Short Term Bond ETF 0.2% NAV 10/09/2013 0.15% N/A N/A N/A N/A 0.33% MARKET VALUE Market Value 10/09/2013 0.21% N/A N/A N/A N/A 0.48% Barclays US Treasury Bellwether 3 Month Primary Benchmark 01/01/1981 0.02% 0.09% 0.10% N/A N/A 0.04% FLRN SPDR Barclays Investment Grade Floating Rate ETF 0.15% NAV 11/30/2011 0.19% 0.93% N/A N/A N/A 1.96% MARKET VALUE Market Value 11/30/2011 -0.05% 0.20% N/A N/A N/A 1.98% Barclays US Dollar Floating Rate Note < 5 Years Index Primary Benchmark 10/01/2003 0.25% 0.97% 1.27% 2.63% 2.31% 2.25%

Source: SSgA, as of March 31, 2014

Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. All results are historical and assume the reinvestment of dividends and capital gains. Visit www.spdrs.com for most recent month-end performance.

The calculation method for value added returns may show rounding differences. Index returns are unmanaged and do not reflect the deduction of any fees or expenses.

Index returns reflect all items of income, gain and loss and the reinvestment of dividends and other income. It is not possible to invest in an index. p. 21

IBG-11563

Appendix A: Important Disclosures

IBG-11563 p. 22

Important Disclosures

FOR INVESTMENT PROFESSIONAL USE ONLY. Not for use with the public.

The model portfolio performance shown was created by SPDR ETF Sales Strategy Group. Methodology is weighted average. The model portfolio performance does not reflect actual trading and does not reflect the impact that material economic and market factors may have had on SSgA’s decision-making. The results shown were achieved by means of a mathematical formula. The model performance shown is not indicative of actual future performance, which could differ substantially.

In general, ETFs can be expected to move up or down in value with the value of the applicable index. Although ETF shares may be bought and sold on the exchange through any brokerage account, ETF shares are not individually redeemable from the Fund. Investors may acquire ETFs and tender them for redemption through the Fund in Creation Unit Aggregations only. Please see the prospectus for more details.

Bond funds contain interest rate risk (as interest rates rise bond prices usually fall); the risk of issuer default; issuer credit risk; liquidity risk; and inflation risk.

Investing in high yield fixed income securities, otherwise known as junk bonds, is considered speculative and involves greater risk of loss of principal and interest than investing in investment grade fixed income securities. These Lower-quality debt securities involve greater risk of default or price changes due to potential changes in the credit quality of the issuer.

Certain Funds invest by sampling the Index, holding a range of securities that, in the aggregate, approximates the full Index in terms of key risk factors and other characteristics. This may cause the fund to experience tracking errors relative to performance of the Index.

Non-diversified funds that focus on a relatively small number of securities tend to be more volatile than diversified funds and the market as a whole. Investments in Senior Loans are subject to credit risk and general investment risk. Credit risk refers to the possibility that the borrower of a Senior Loan will be unable and/or unwilling to make timely interest payments and/or repay the principal on its obligation. Default in the payment of interest or principal on a Senior Loan will result in a reduction in the value of the Senior Loan and consequently a reduction in the value of the Portfolio’s investments and a potential decrease in the net asset value (“NAV”) of the Portfolio.

Barclays is a trademark of Barclays, Inc. and has been licensed for use in connection with the listing and trading of the SPDR Barclays ETFs. SPDR Barclays ETFs are not sponsored by, endorsed, sold or promoted by Barclays, Inc. and Barclays makes no representation regarding the advisability of investing in them.

IBG-11563

p. 23

Important Disclosures

Foreign investments involve greater risks than US investments, including political and economic risks and the risk of currency fluctuations, all of which may be magnified in emerging markets.

Investments in smaller companies may involve greater risks than those in larger, better known companies.

The value of the debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, inability of issuers to repay principal and interest or illiquidity in debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. This may result in a reduction in income from debt securities income.

Commodities investing entail significant risk as commodity prices can be extremely volatile due to wide range of factors

Risks associated with investing in the natural resources sector include; large price volatility due to non-diversification and concentration in natural resources companies.

Risk associated with equity investing include stock values which may fluctuate in response to the activities of individual companies and general market and economic conditions.

Investing in REITs involves certain distinct risks in addition to those risks associated with investing in the real estate industry in general. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of credit extended. REITs are subject to heavy cash flow dependency, default by borrowers and self-liquidation. REITs, especially mortgage REITs, are also subject to interest rate risk (i.e., as interest rates rise, the value of the REIT may decline).

Increase in real interest rates can cause the price of inflation-protected debt securities to decrease. Interest payments on inflation-protected debt securities can be unpredictable

Because the SPDR SSgA Active Asset Allocation ETFs are actively managed, they are therefore subject to the risk that the investments selected by SSgA may cause the ETFs to underperform relative to their benchmarks or other funds with similar investment objectives.

Information represented in this piece does not constitute legal, tax, or investment advice. Investors should consult their legal, tax, and financial advisors before making any financial decisions.

Investments in asset backed and mortgage backed securities are subject to prepayment risk which can limit the potential for gain during a declining interest rate environment and increases the potential for loss in a rising interest rate environment.

IBG-11563

p. 24

Important Disclosures

Derivative investments may involve risks such as potential illiquidity of the markets and additional risk of loss of principal.

Because of their narrow focus, sector funds tend to be more volatile than funds that diversify across many sectors and companies.

The Fund is actively managed and may underperform its benchmarks. An investment in the fund is not appropriate for all investors and is not intended to be a complete investment program. Investing in the fund involves risks, including the risk that investors may receive little or no return on the investment or that investors may lose part or even all of the investment.

Because of their narrow focus, financial sector funds tend to be more volatile. Preferred Securities are subordinated to bonds and other debt instruments, and will be subject to greater credit risk. The municipal market can be affected by adverse tax, legislative or political changes and the financial condition of the issuers of municipal securities. The fund may contain interest rate risk (as interest rates rise bond prices usually fall); the risk of issuer default; inflation risk; and issuer call risk. The Fund may invest in US dollar-denominated securities of foreign issuers traded in the United States.

Convertible securities generally provide yields higher than the underlying stocks, but generally lower than comparable non-convertible securities, in exchange for limited upside potential.

Issuers of convertible securities may not be as financially strong as those issuing securities with higher credit ratings and may be more vulnerable to changes in the economy. Other risks associated with convertible bond investments include: Call risk which is the risk that bond issuers may repay securities with higher coupon or interest rates before the security’s maturity date; liquidity risk which is the risk that certain types of investments may not be possible to sell the investment at any particular time or at an acceptable price; and investments in derivatives, which can be more sensitive to sudden fluctuations in interest rates or market prices, potential illiquidity of the markets, as well as potential loss of principal. Asset Allocation is a method of diversification which positions assets among major investment categories. Asset Allocation may be used in an effort to manage risk and enhance returns. It does not, however, guarantee a profit or protect against loss.

Past performance is no guarantee of future results. It is not possible to invest directly in an index. Index performance does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling a fund. Index performance is not meant to represent that of any particular fund.

Returns on investments in stocks of large US companies could trail the returns on investments in stocks of smaller and mid-sized companies. Investments in mid-sized companies may involve greater risks than in those of larger, better known companies, but may be less volatile than investments in smaller companies.

State Street Global Markets, LLC is the distributor for all registered products on behalf of the advisor. SSgA Funds Management has retained GSO Capital Partners as the sub-advisor.

ALPS Distributors, Inc. is not affiliated with State Street Global Markets, LLC.

IBG-11563 p. 25

Important Disclosures

Actively managed ETFs do not seek to replicate the performance of a specified index.

These investments may have difficulty in liquidating an investment position without taking a significant discount from current market value, which can be a significant problem with certain lightly traded securities.

“SPDR” is a registered trademark of Standard & Poor Financial Services LLC (S&P) and has been licensed for use by State Street Corporation. No financial product offered by State Street Corporation or its affiliates is sponsored, endorsed, sold or promoted by S&P or its Affiliates, and S&P and its affiliates make no representation, warranty or condition regarding the advisability of buying, selling or holding units/shares in such products. Further limitations and important information that could affect investors’ rights are described in the prospectus for the applicable product.

Distributor: State Street Global Markets, LLC, member FINRA, SIPC, a wholly owned subsidiary of State Street Corporation. References to State Street may include State Street Corporation and its affiliates. Certain State Street affiliates provide services and receive fees from the SPDR ETFs. ALPS Distributors, Inc., a registered broker-dealer, is distributor for SPDR shares, MidCap SPDRs and Dow Jones Industrial Average, all unit investment trusts.

Before investing, consider the funds’ investment objectives, risks, charges and expenses. To obtain a prospectus or summary prospectus which contains this and other information, call 1-866-787-2257, or talk to your financial advisor. Read it carefully before investing.

Web: www.ssga.com

© 2014 State Street Corporation — All Rights Reserved

State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900

IBG-11563 p. 26

SPDR® GOLD TRUST has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any Authorized Participant will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, One Lincoln Street, Attn: SPDR® Gold Shares, 30th Floor, Boston, MA 02111.